UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2005

Smithtown Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New York	2-91511	11-2695037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Motor Parkway, Suite 160, Hauppauge, New York 11788

(Address of principal executive offices)

Registrant’s telephone number, including area code 631-360-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SMITHTOWN BANCORP, INC.

INDEX

Item 1.01	Entry into a Material Definitive Agreement – Not Applicable

Item 1.02	Termination of a Material Definitive Agreement – Not Applicable

Item 1.03	Bankruptcy or Receivership – Not Applicable

Item 2.01	Acquisition or Disposition of Assets – Not Applicable

Item 2.02	Results of Operations and Financial Condition – Not Applicable

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant – Not Applicable

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement – Not Applicable

Item 2.05	Costs Associated with Exit or Disposal Activities – Not Applicable

Item 2.06	Material Impairments – Not Applicable

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing – Not Applicable

Item 3.02	Unregistered Sales of Equity Securities – Not Applicable

Item 3.03	Material Modifications to Rights of Security Holders – Not Applicable

Item 4.01	Changes in Registrant’s Certifying Accountant – Not Applicable

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review – Not Applicable

Item 5.01	Changes in Control of Registrant – Not Applicable

Item 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers – Not Applicable

Item 5.03	Amendment to Articles of Incorporation or ByLaws; Change in Fiscal Year

Effective December 27, 2005, the Board of Directors of Smithtown Bancorp, Inc. adopted several amendments to the By-Laws of Smithtown Bancorp, Inc. to: (i) add new Section 2 to Article 2 to require the tender of resignation by a director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election and to set forth the procedure by which the Governance and Nominating Committee shall consider the resignation and make a recommendation to the Board of Directors regarding its acceptance and whether to fill a vacancy resulting therefrom; (ii) relocate the procedure for the election of a Chairman of the Board of Directors from Section 1 Article 3 to new Section 9 to Article 2, and add that if the Chairman of the Board is an “independent director”, he or she shall serve as Chairman of the Governance and Nominating Committee; (iii) add new Section 10 to Article 2 to allow the Board of Directors to elect a Lead Director if the Board of Directors elects a Chairman of the Board who is not an “independent director”; (iv) eliminate the requirement that the President of the corporation must be a director as was previously stated in Section 1 of Article 3; (v) change the name of the Nominating Committee to the “Governance and Nominating Committee”; (vi) amend Section 3, Article 4 to allow the Board of Directors, upon the recommendation of the Compensation Committee, to determine the compensation and expense allowances to be paid to members of the Board Committees from time to time, instead of having the Board of Directors make that determination at the first meeting held after the annual meeting of stockholders or at such other times as the Board deemed appropriate; (vii) amend the charter of the Nominating Committee now known as the Governance and Nominating Committee to set forth the Chairman of the Committee and the duties of the

Committee, and to allow the Committee to retain the services of a third party search firm to learn of prospective nominees for vacancies on the Board of Directors, and (viii) adopt the new charter of the Compensation Committee of Bank of Smithtown which serves as the Compensation Committee for the corporation.

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans – Not Applicable

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics – Not Applicable

Item 7.01	Regulation FD Disclosure – Not Applicable

Item 8.01	Other Events – Not Applicable

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Text of new Article 2 Section 2 of the By-Laws of Smithtown Bancorp, Inc.

99.2	Text of new Article 2 Section 9 of the By-Laws of Smithtown Bancorp, Inc.

99.3	Text of new Article 2 Section 10 of the By-Laws of Smithtown Bancorp, Inc.

99.4	Text of amended Article 3 Section 1 of the By-Laws of Smithtown Bancorp, Inc.

99.5	Text of amended Article 4 Section 1 through 5 of the By-Laws of Smithtown Bancorp, Inc.

99.6	Text of amended Charter of Governance and Nominating Committee of Smithtown Bancorp, Inc.

99.7	Text of new Charter of Compensation Committee of Bank of Smithtown

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 27, 2005	Smithtown Bancorp, Inc.

	By:	/s/ Bradley E. Rock
	Name:	Bradley E. Rock
	Title:	Chairman of the Board, President and Chief Executive Officer